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Exhibit 23.2


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts." We also consent to the use of our reports included in or incorporated by reference in the Registration Statement (Form S-3, to be filed on or about December 30, 1999) and related Prospectus of the LTV Corporation for the registration of 1,600,000 shares of 8.25% Series A Cumulative Convertible Preferred Stock and of related shares of Common Stock, as listed below:

- Our report dated January 30, 1999 (except for Note 5, as to which the date is May 31, 1999), with respect to the combined financial statements of Copperweld Corporation and Copperweld Canada, Inc.

- Our report dated December 10, 1999, with respect to the financial statements of Welded Tube Co. of America

- Our report dated January 28, 1999, with respect to the consolidated financial statements of The LTV Corporation, and

- Our report dated January 22, 1999, with respect to the financial statements of Trico Steel Company, L.L.C., incorporated by reference in the Registration Statement from The LTV Corporation's Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                  /s/Ernst & Young LLP


Cleveland, Ohio
December 28, 1999